Exhibit 99.1

Fulcrum Therapeutics® Reports Recent Business Highlights and

Fourth Quarter and Full Year 2021 Financial Results

– Clear path forward for Phase 3 REACH trial with losmapimod in FSHD; Trial expected to begin in 2Q 2022 –

– On track to report initial data from Phase 1b trial with FTX-6058 in sickle cell disease in 2Q 2022 –

– Conference call scheduled for 8:00 a.m. ET today –

CAMBRIDGE, Mass. – March 3, 2022 – Fulcrum Therapeutics, Inc. (Nasdaq: FULC), a clinical-stage biopharmaceutical company focused on improving the lives of patients with genetically defined rare diseases, today provided a business update and reported financial results for the fourth quarter and full year of 2021.

“Our progress in 2021 has set us up for a tremendous 2022 with meaningful catalysts across our key programs,” said Bryan Stuart, president and chief executive officer. “We announced today that we have a clear regulatory path forward for a Phase 3 trial that we believe is optimized to show losmapimod’s potential to slow or stop the progression of FSHD. We are moving quickly to initiate the REACH trial in the second quarter of this year. We are also on track to report initial data from our Phase 1b with FTX-6058 in people with sickle cell disease. We believe a once-daily well-tolerated oral HbF inducer that can deliver robust increases in HbF over baseline could be life-changing. We are also on track to initiate a Phase 1b trial with FTX-6058 in other hemoglobinopathies, including beta thalassemia.With our cash runway into 2024, we are focused on delivering key data to support our goal of bringing therapies to people with rare genetic diseases.”

Upcoming Milestones

Losmapimod

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Initiate REACH, a Phase 3 randomized, double-blind, placebo-controlled multi-national trial to evaluate the efficacy and safety of losmapimod for the treatment of facioscapulohumeral muscular dystrophy (FSHD). The trial is expected to enroll approximately 230 adults with FSHD. Patients will be randomized 1:1 to receive either losmapimod, administered orally as a 15 mg tablet twice a day, or placebo, and evaluated over a 48-week treatment period. The primary endpoint of the trial is the absolute change from baseline in Reachable Workspace (RWS). Secondary endpoints include muscle fat infiltration (MFI), Patient Global Impression of Change (PGIC), and Quality of Life in Neurological Disorders of the upper extremity (Neuro QoL UE). The trial will also include patient-centered assessments of healthcare utilization.

FTX-6058

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Report initial data, including measures of HbF protein induction and safety, from the Phase 1b trial in people with sickle cell disease in the second quarter of 2022.
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Initiate Phase 1b trial in select other hemoglobinopathies, including beta-thalassemia, in the second quarter of 2022.
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Initiate registrational trial in sickle cell disease in early 2023.

Preclinical Pipeline

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Nominate next development candidate by end of 2022 to support the company’s fourth Investigational New Drug (IND) by the end of the first quarter of 2023.

Recent Business Highlights

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Engaged with U.S. and EU regulatory agencies, including the Food and Drug Administration (FDA), and gained alignment on key aspects of the design for a Phase 3 trial with losmapimod for FSHD.

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Received Orphan Drug Designation from the FDA for FTX-6058 in sickle cell disease.
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Dosed first patient with sickle cell disease in the Phase 1b clinical trial of FTX-6058, an oral fetal hemoglobin (HbF) inducer.
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Completed three-month preclinical toxicology studies and initiated chronic toxicology studies to advance FTX-6058 in multiple indications.
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Submitted IND application to initiate clinical development of FTX-6058 in non-SCD hemoglobinopathies, including beta-thalassemia.
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In December 2021, reported positive results from the Phase 1 trial in healthy adult volunteers treated with FTX-6058.
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Data from the 20mg and 30mg dose cohorts demonstrated a mean 5.6-fold induction and a mean 6.2-fold induction in HBG mRNA, respectively, at day 14. These increases were higher than those observed in the previously reported 2, 6 and 10mg dose cohorts. In preclinical studies of FTX-6058, increases in HBG mRNA have consistently translated to the same fold increases in HbF protein. Notably, human genetics show that 2-3-fold increases in HbF are associated with significantly improved outcomes, and even functional cures, in people with sickle cell disease. FTX-6058 has now demonstrated a greater than 2-fold mean induction of HBG mRNA in healthy volunteers starting with the 6mg dose. To date, FTX-6058 has been generally well-tolerated with no serious adverse events reported.
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Advanced FulcrumSeek™ discovery efforts and strategic collaborations with Acceleron, a wholly owned subsidiary of Merck & Co., Inc., and MyoKardia, a wholly owned subsidiary of Bristol-Myers Squibb Company.
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Appointed Esther Rajavelu Fulcrum’s Chief Financial Officer in January 2022.
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Promoted Kim Hazen to Chief People Officer in January 2022.

Fourth Quarter and Full Year 2021 Financial Results

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Cash Position: As of December 31, 2021, cash, cash equivalents, and marketable securities were $218.2 million, as compared to $112.9 million as of December 31, 2020. Based on current plans, the company expects that its existing cash, cash equivalents, and marketable securities will be sufficient to enable it to fund its operating expenses and capital expenditure requirements into 2024.
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Collaboration Revenue: Collaboration revenue was $5.1 million for the fourth quarter of 2021, as compared to $4.2 million for the fourth quarter of 2020. The increase in collaboration revenue was primarily due to an increase in collaboration revenue associated with the company’s collaboration and license agreement with MyoKardia, including revenue associated with the achievement of a $2.5 million preclinical milestone during the fourth quarter of 2021.

Collaboration revenue was $19.2 million for the year ended December 31, 2021, as compared to $8.8 million recognized during the year ended December 31, 2020. The increase in collaboration revenue was due to the execution of the collaboration and license agreement with MyoKardia in July 2020, as well as due to an increase in collaboration revenue associated with the company’s collaboration and license agreement with Acceleron.

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R&D Expenses: Research and development expenses were $18.9 million for the fourth quarter of 2021, as compared to $16.1 million for the fourth quarter of 2020. The increase of $2.8 million was primarily due to increased employee-related costs to support the growth of our R&D organization, including increased stock-based compensation expense.

R&D expenses were $69.7 million for the year ended December 31, 2021, as compared to $59.0 million for the year ended December 31, 2020. The increase of $10.7 million was primarily due to increased external R&D costs to support on ongoing clinical trials as well as increased employee-related costs to support the growth of our R&D organization, including increased stock-based compensation expense.

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G&A Expenses: General and administrative expenses were $9.7 million for the fourth quarter of 2021, as compared to $5.9 million for the fourth quarter of 2020. The increase of $3.8 million was primarily due to increased employee-related costs to support the growth of the organization, including increased stock-based compensation expense, as well as increased professional services costs.

G&A expenses were $30.5 million for the year ended December 31, 2021, as compared to $21.4 million for the year ended December 31, 2020. The increase of $9.1 million was primarily due to increased employee-related costs to support the growth of the organization, including increased stock-based compensation expense, as well as increased professional services costs.

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Net Loss: Net loss was $23.5 million for the fourth quarter of 2021, as compared to a net loss of $17.7 million for the fourth quarter of 2020.

Net loss was $80.8 million for the year ended December 31, 2021, as compared to a net loss of $70.8 million for the year ended December 31, 2020.

Conference Call and Webcast

Fulcrum Therapeutics, Inc. will host a conference call and webcast today at 8:00 a.m. ET to discuss the Company’s fourth quarter and full year 2021 recent business highlights and financial results. The webcast will be accessible through the Investor Relations section of Fulcrum’s website at www.fulcrumtx.com. Following the live webcast, an archived replay will also be available for 90 days.

Dial-in Number
U.S./Canada Dial-in Number: 800-527-6973
International Dial-in Number: 470-495-9162
Conference ID: 7543846

Replay Dial-in Number: 855-859-2056
Replay International Dial-in Number: 404-537-3406
Conference ID: 7543846

About Losmapimod
Losmapimod is an investigational, selective p38α/β mitogen activated protein kinase (MAPK) inhibitor. Fulcrum exclusively in-licensed losmapimod from GSK following Fulcrum’s discovery of the role of p38α/β inhibitors in the reduction of DUX4 expression and an extensive review of known compounds. Results reported from the ReDUX4 trial demonstrated slowed disease progression and improved function, including positive impacts on upper extremity strength, supporting losmapimod’s potential to be a transformative therapy for the treatment of FSHD. Although losmapimod had never previously been explored in muscular dystrophies, it had been evaluated in more than 3,500 subjects in clinical trials across multiple other indications, with no safety signals attributed to losmapimod. Losmapimod has been granted U.S. Food and Drug Administration (FDA) Fast Track designation and Orphan Drug Designation for the treatment of FSHD.

About FSHD
FSHD is one of the most common forms of muscular dystrophy. It is a serious, rare, progressive and disabling disease for which there are no approved treatments and has an estimated patient population of 16,000 to 38,000 in the United States alone. FSHD is characterized by muscle degeneration and fat infiltration, initially affecting movement of the face and eventually the arms, trunk and legs. Disease progression results in accumulation of disability, with many patients ultimately becoming dependent upon the use of a wheelchair for daily mobility. Impact on patients includes decreased ability to perform activities of daily living, maintain independence, and lost ability to function or work.

About FTX-6058

FTX-6058, an EED inhibitor, is an investigational oral HbF inducer being developed for the treatment of sickle cell disease and other hemoglobinopathies, such as beta-thalassemia. The validation of EED as a target for sickle cell disease and the discovery of FTX-6058 was conducted using FulcrumSeek™. Results from a Phase 1 healthy volunteer trial demonstrated proof of biology and proof of mechanism, including robust induction of HBG mRNA after 14 days of dosing. To date, FTX-6058 has been generally well-tolerated with no serious adverse events reported.

About Sickle Cell Disease
Sickle cell disease is a genetic disorder of the red blood cells caused by a mutation in the HBB gene. This gene encodes a protein that is a key component of hemoglobin, a protein complex whose function is to transport oxygen in the body. The result of the mutation is less efficient oxygen transport and the formation of red blood cells that have a sickle shape. These sickle shaped cells are much less flexible than healthy cells and can block blood vessels or rupture cells. Sickle cell disease patients typically suffer from serious clinical consequences, which may include anemia, pain, infections, stroke, heart disease, pulmonary hypertension, kidney failure, liver disease and reduced life expectancy.

About Fulcrum Therapeutics

Fulcrum Therapeutics is a clinical-stage biopharmaceutical company focused on improving the lives of patients with genetically defined rare diseases in areas of high unmet medical need. Fulcrum’s two lead programs in clinical development are losmapimod, a small molecule for the treatment of facioscapulohumeral muscular dystrophy (FSHD) and FTX-6058, a small molecule designed to increase expression of fetal hemoglobin for the treatment of sickle cell disease and other hemoglobinopathies, including beta-thalassemia. The company’s proprietary product engine, FulcrumSeek™, identifies drug targets that can modulate gene expression to treat the known root cause of gene mis-expression.

Please visit www.fulcrumtx.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this press release, are forward-looking statements, including statements regarding the planned Phase 3 trial with losmapimod in FSHD, including trial design and anticipated initiation thereof, availability of clinical trial data for FTX-6058 in sickle cell disease, Fulcrum’s ability to generate catalysts across its programs in 2022, the therapeutic potential of Fulcrum’s product candidates, initiation of additional clinical trials and submission of INDs, nomination of next development candidates, Fulcrum’s ability to fund its operations with cash on hand, and other statements regarding Fulcrum’s strategy, future operations, future financial position, prospects, plans and objectives, among others. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in, or implied by, such forward-looking statements. These risks and uncertainties include, but are not limited to, risks associated with Fulcrum’s ability to obtain and maintain necessary approvals from the FDA and other regulatory authorities; continue to advance its product candidates in clinical trials; initiate and enroll clinical trials on the timeline expected or at all; correctly estimate the potential patient population and/or market for Fulcrum’s product candidates; replicate in clinical trials positive results found in preclinical studies and/or earlier-stage clinical trials of losmapimod, FTX-6058 and its other product candidates; advance the development of its product candidates under the timelines it anticipates in current and future clinical trials; obtain, maintain or protect intellectual property rights related to its product candidates; manage expenses; and raise the substantial additional capital needed to achieve its business objectives, which risks may be further impacted by the ongoing COVID-19 pandemic. For a discussion of other risks and uncertainties, and other important factors, any of which could cause Fulcrum’s actual results to differ from those contained in the forward-looking statements, see the “Risk Factors” section, as well as discussions of potential risks, uncertainties and other important factors, in Fulcrum’s most recent filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent Fulcrum’s views as of the date hereof and should not be relied upon as representing Fulcrum’s views as of any date subsequent to the date hereof. Fulcrum anticipates that subsequent events and developments will cause Fulcrum’s views to change. However, while Fulcrum may elect to update these forward-looking statements at some point in the future, Fulcrum specifically disclaims any obligation to do so.

Fulcrum Therapeutics, Inc.

Selected Consolidated Balance Sheet Data

(In thousands)

(Unaudited)

	December 31, 2021	December 31, 2020
Cash, cash equivalents, and marketable securities	$218,162	$112,914
Working capital(1)	206,799	92,785
Total assets	235,000	129,577
Total stockholders’ equity	211,539	95,181

(1) We define working capital as current assets minus current liabilities.

Fulcrum Therapeutics, Inc.

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Collaboration revenue	$5,058	$4,225	$19,163	$8,823
Operating expenses:
Research and development	18,912	16,145	69,701	59,042
General and administrative	9,705	5,867	30,516	21,392
Total operating expenses	28,617	22,012	100,217	80,434
Loss from operations	(23,559)	(17,787)	(81,054)	(71,611)
Other income, net	75	67	207	792
Net loss	$(23,484)	$(17,720)	$(80,847)	$(70,819)
Net loss per share, basic and diluted	$(0.58)	(0.64)	(2.29)	(2.79)
Weighted average common shares outstanding, basic and diluted	40,579	27,537	35,361	25,354

Contact:

Investors:

Christi Waarich

Director, Investor Relations

cwaarich@fulcrumtx.com

617-651-8664

Stephanie Ascher

Stern Investor Relations, Inc.

stephanie.ascher@sternir.com

212-362-1200

Media:

Naomi Aoki

Senior Vice President, Corporate Communications and

Investor Relations

naoki@fulcrumtx.com

Kaitlin Gallagher

Berry & Company Public Relations

kgallagher@berrypr.com

212-253-8881